UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : June 16, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16765 (Commission File Number)	33-0387846 (I.R.S. Employer Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL (Address of principal executive offices)		60606 (Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On June 16, 2006, Trizec Properties, Inc. (“Trizec”) provided its employees with answers to frequently asked questions about the recently announced merger agreement that Trizec entered into with Trizec Canada and affiliates of Brookfield Properties Corporation and other related matters. A copy of the employee FAQs is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, on the same day, Trizec provided its officers with a summary of the Severance Plan and Retention Bonus programs that were adopted in connection with entering into the merger agreement. A copy of the summary is attached as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit
Number	Description
99.1	Trizec Properties, Inc. Employee FAQs.

99.2	Summary of Trizec Properties, Inc. Change in Control Severance Pay Plan and Retention Bonus Program for Officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.
Date: June 16, 2006	By:	/s/ Michael C. Colleran
Michael C. Colleran
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Trizec Properties, Inc. Employee FAQs.

99.2	Summary of Trizec Properties, Inc. Change in Control Severance Pay Plan and Retention Bonus Program for Officers.